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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):         JANUARY 15, 2001
                                                    ---------------------------



                                   ECOLAB INC.
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             (Exact name of registrant as specified in its charter)



            DELAWARE                  1-9328                   41-0231510
 ------------------------------  ------------------      ---------------------
  (State or other jurisdiction     (Commission               (IRS Employer
        of incorporation)          File Number)           Identification No.)


       370 WABASHA STREET NORTH, ST. PAUL, MINNESOTA              55102
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, include area code:          651-293-2233
                                                    ---------------------------


                                (NOT APPLICABLE)
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          (Former name or former address, if changed from last report.)


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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits
                  (99)  Ecolab Inc. News Release dated January 15, 2001.

Item 9.  REGULATION FD DISCLOSURE.

         Ecolab announced on January 15, 2001 that it is projecting diluted earnings per share for the full year 2001 to be in a $1.67 to $1.71 range.

         Ecolab also announced that it anticipates diluted earnings per share for the fourth quarter of 2000 to be in the $0.36 area. If achieved, this would put diluted earnings per share for the year at $1.50, in line with Ecolab's previously announced projections. Both the estimate for the fourth quarter and the year 2000 are exclusive of certain one-time items to be taken in the fourth quarter. Ecolab estimated the net effect of these items to be approximately $0.06 to $0.07 per share which would be incremental to the foregoing estimates for the fourth quarter of 2000 and the full year 2000.

         A copy of the News Release issued by Ecolab in connection with this
         Item 9 is attached as Exhibit 99.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               ECOLAB INC.



                                               By: /s/Kenneth A. Iverson
                                                  ------------------------------
                                                  Kenneth A. Iverson
                                                  Vice President and Secretary


Date:     January 15, 2001


                                       2

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                                 EXHIBIT INDEX

EXHIBIT NO.               DESCRIPTION                    METHOD OF FILING
-----------             -----------                      ----------------
   (99)        Ecolab Inc. News Release dated     Filed herewith electronically.
               January 15, 2001